EXHIBIT 99.2

                     JOINT FILING AND SOLICITATION AGREEMENT

      WHEREAS,   certain  of  the  undersigned  are   stockholders,   direct  or
beneficial, of S1 Corporation, a Delaware corporation (the "Company");

      WHEREAS, Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company, Parche, LLC, a Delaware limited liability company, RCG Ambrose Master Fund, Ltd., a Cayman Islands exempted company, RCG Halifax Fund, Ltd., a Cayman Islands exempted company, Ramius Master Fund, Ltd., a Cayman Islands exempted company, Admiral Advisors, LLC, a Delaware limited liability company, Ramius Advisors, LLC, a Delaware limited liability company, Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company, Peter A. Cohen, Morgan
B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Barington Companies Equity Partners, L.P., a Delaware limited partnership, Barington Companies Investors, LLC, a Delaware limited liability company, Barington Companies Offshore Fund, Ltd. (BVI), a limited company organized under the laws of the British Virgin Islands, Barington Investments, L.P., a Delaware limited partnership, Barington Companies Advisors, LLC, a Delaware limited liability company, Barington Capital Group, L.P., a New York limited partnership ("Barington Capital"), LNA Capital Corp., a Delaware corporation, Arcadia Partners, L.P., a Delaware limited partnership, Arcadia Capital Management, LLC, a Delaware limited liability company, James Mitarotonda, Jeffrey C. Smith, Jeffrey D. Glidden, Richard Rofe, Edward Terino and William J. Fox wish to form a group for the purpose of seeking representation on the Board of Directors of the Company at the 2006 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "2006 Annual Meeting") and for the purpose of taking all other action necessary to achieve the foregoing.

      NOW, IT IS AGREED, this 19th day of April 2006 by the parties hereto:

      1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the undersigned (collectively, the "Group") agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws. Each of the undersigned agrees to the joint filing of any necessary amendments to the Schedule 13D. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members.

      2. So long as this Agreement is in effect, none of Messrs. Glidden, Rofe or Terino shall be permitted to, directly or indirectly, purchase, offer, sell, dispose of, acquire, transfer or hypothecate any securities of the Company without the prior written consent of each of Ramius Capital and Barington Capital.

      3. So long as this Agreement is in effect, each of Messrs. Glidden, Rofe or Terino shall provide written notice to Ramius Capital and Barington of (a) any of their purchases or sales of securities of the Company and (b) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

      4. Each of the undersigned agrees to form the Group for the purpose of soliciting proxies or written consents for the election of the persons nominated by the Group to the Board of Directors of the Company at the 2006 Annual Meeting and for the purpose of taking all other actions incidental to the foregoing.

      5. Ramius Capital and Barington Capital shall have the right to pre-approve all expenses incurred in connection with the Group's activities and agree to pay directly all such pre-approved expenses on a pro rata basis between Ramius Capital and Barington Capital based on the number of Shares in the aggregate beneficially owned by each of Ramius Capital and Barington Capital on the date hereof.

      6. Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group's activities set forth in
Section 4 shall be first approved by Ramius Capital and Barington Capital, or their respective representatives, which approval shall not be unreasonably withheld.

      7. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.

      8. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

      9. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

      10. Any party hereto may terminate his/its obligations under this Agreement on 24 hours' written notice to all other parties, with a copy by fax to Steven Wolosky at Olshan, Fax No. (212) 451-2222.

      11. Each party acknowledges that Olshan shall act as counsel for both the Group and Ramius Capital and its affiliates relating to their investment in the Company.

      12. Each of the  undersigned  parties  hereby  agrees that this  Agreement
shall  be  filed  as  an  exhibit  to  the   Schedule   13D   pursuant  to  Rule
13d-1(k)(1)(iii) under the Exchange Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

STARBOARD VALUE AND                            RAMIUS MASTER FUND, LTD
OPPORTUNITY MASTER FUND LTD.                   By: Ramius Advisors, LLC
                                                   its Investment Advisor
PARCHE, LLC                                    By: Ramius Capital Group, L.L.C.
By: Admiral Advisors, LLC,                         its Managing Member
    its managing member
                                               ADMIRAL ADVISORS, LLC
RCG AMBROSE MASTER FUND, LTD.                  By: Ramius Capital Group, L.L.C.,
By: Ramius Capital Group, L.L.C.,              its managing member
    its Investment Advisor
By: C4S & Co., L.L.C.,                         RAMIUS ADVISORS, LLC
    its Managing Member                        By: Ramius Capital Group, L.L.C.,
                                               its managing member
RCG HALIFAX FUND, LTD.
By: Ramius Capital Group, L.L.C.,              RAMIUS CAPITAL GROUP, L.L.C.
    its Investment Advisor                     By: C4S & Co., L.L.C.,
By: C4S & Co., L.L.C.,                             as Managing Member
    its Managing Member


                                               C4S & CO., L.L.C.


                                         By: /s/ Jeffrey M. Solomon
                                             ---------------------------
                                             Name:  Jeffrey M. Solomon
                                             Title: Authorized Signatory


/s/ JEFFREY M. SOLOMON
----------------------
JEFFREY M. SOLOMON


Individually and as attorney-in-fact for
Peter A. Cohen, Morgan B. Stark and
Thomas W. Strauss

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
By: Barington Companies Investors, LLC,
    its general partner


By: /s/ James A. Mitarotonda
    -------------------------------
Name:  James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES INVESTORS, LLC


By: /s/ James A. Mitarotonda
    -------------------------------
Name:  James A. Mitarotonda
Title: Managing Member


/s/ James A. Mitarotonda
---------------------------------
James A. Mitarotonda

BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI)


By: /s/ James A. Mitarotonda
    -------------------------------
Name:  James A. Mitarotonda
Title: President

BARINGTON INVESTMENTS, L.P.
By: Barington Companies Advisors, LLC,
    its general partner


By: /s/ James A. Mitarotonda
    -------------------------------
Name:  James A. Mitarotonda
Title: Authorized Signatory


BARINGTON COMPANIES ADVISORS, LLC
By: Barington Capital Group, L.P.,
    its managing member
By: LNA Capital Corp., its general
    partner


By: /s/ James A. Mitarotonda
    -------------------------------
Name:  James A. Mitarotonda
Title: President and Chief Executive Officer

BARINGTON CAPITAL GROUP, L.P.
By: LNA Capital Corp., its general
    partner


By: /s/ James A. Mitarotonda
    -------------------------------
Name:  James A. Mitarotonda
Title: President and Chief Executive Officer

LNA CAPITAL CORP.


By: /s/ James A. Mitarotonda
    -------------------------------
Name:  James A. Mitarotonda
Title: President and Chief Executive Officer


ARCADIA PARTNERS, L.P.
By: Arcadia Capital Management, LLC, its general
    partner


By: /s/ Richard Rofe
    -------------------------------
Name:  Richard Rofe
Title: Sole Member

ARCADIA CAPITAL MANAGEMENT, LLC


By: /s/ Richard Rofe
    -------------------------------
Name:  Richard Rofe
Title: Sole Member


/s/ Richard Rofe
---------------------------------
Richard Rofe


/s/ Jeffrey D. Glidden
---------------------------------
Jeffrey D. Glidden


/s/ Jeffrey C. Smith
---------------------------------
Jeffrey C. Smith


/s/ William J. Fox
---------------------------------
William J. Fox


/s/ Edward Terino
---------------------------------
Edward Terino


/s/ John Mutch
---------------------------------
John Mutch